SUBSCRIPTION AGREEMENT

                                  BY AND AMONG

                   COMMERCIAL MORTGAGE INVESTMENT TRUST, INC.,

                              THE WMF GROUP, LTD.,

                     HARVARD PRIVATE CAPITAL HOLDINGS, INC.

                                       AND

                          CAPRICORN INVESTORS II, L.P.









                          DATED AS OF SEPTEMBER 4, 1998

                                TABLE OF CONTENTS

                                                                 PAGE


1. CAPITALIZED TERMS...............................................2

2. AGREEMENT TO PURCHASE AND SELL SHARES; SUBSCRIPTIONS............2

         2.1. Harvard Subscription.................................2

         2.2. Capricorn Subscription...............................2

         2.3. WMF Commitment.......................................2

         2.4. Transfer of Warrants; Commitment Fee.................2


3. CLOSING; WMF LOAN..............................................3

         3.1. Closing of Stock Purchases...........................3

         3.2. WMF Loan.............................................3


4. FUTURE STOCK PURCHASES PURSUANT TO THE STOCK PURCHASE AGREEMENT; APPLICABILITY OF SHAREHOLDERS'
         AGREEMENT..................................................3

         4.1. No Modification of Commitments........................3

         4.2. Future Requested Contributions........................4

         4.3. Cumulative Requested Contributions....................4

         4.4. Applicability of the Shareholders' Agreement..........4


5. CANCELLATION OF WARRANTS.........................................4

         5.1. Cancellation of Warrants..............................4


6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................5

         6.1. Organization, Good Standing and Qualification.........5

         6.2. Capitalization........................................5

         6.3. Options, Warrants, Reserved Shares....................5

         6.4. Subsidiaries..........................................6

         6.5. Due Authorization.....................................6

         6.6. Valid Issuance of Stock...............................6

         6.7. Governmental Consents.................................6

         6.8. Litigation............................................6

         6.9. Compliance with Law and Organizational Documents......7


7. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS..7

         7.1. Authorization; Principal Office.......................7

         7.2. Purchase for Own Account..............................8

         7.3. Investment Experience.................................8

         7.4. Accredited Investor Status............................8

         7.5. Restricted Securities.................................8

         7.6. Legends...............................................8

         7.7. Litigation............................................9

         7.8. Compliance with Law and Organizational Documents......9


8. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.................9

         8.1. WMF Credit Agreement..................................9

         8.2. Securities  Law Exemptions............................9

         8.3. Proceedings and Documents.............................9

         8.4. Opinion of Company Counsel............................9


9. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT  CLOSING..............10

         9.1. WMF Credit Agreement..................................10

         9.2. Securities Law Exemptions.............................10

         9.3. Proceedings and Documents.............................10


10. MISCELLANEOUS...................................................10

         10.1. Survival.............................................10

         10.2. Successors and Assigns...............................10

         10.3. Governing Law........................................10

         10.4. Counterparts.........................................11

         10.5. Headings.............................................11

         10.6. Notices..............................................11

         10.7. No Finder's Fees....................................12

         10.8. Attorneys' Fees.....................................12

         10.9. Amendments and Waivers..............................12

         10.10. Severability.......................................12

         10.11. Entire Agreement...................................12

         10.12. Further Assurances.................................13

                             SUBSCRIPTION AGREEMENT
                             ----------------------


         THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT") is made and entered into as of September 4, 1998, by and among COMMERCIAL MORTGAGE INVESTMENT TRUST, INC., a Virginia corporation (the "COMPANY"), THE WMF GROUP, LTD., a Delaware corporation ("WMF"), HARVARD PRIVATE CAPITAL HOLDINGS, INC., a Massachusetts corporation ("HARVARD"), and CAPRICORN INVESTORS II, L.P., a Delaware limited partnership ("CAPRICORN"). WMF, Harvard and Capricorn are referred to herein individually as an "INVESTOR" and collectively as the "INVESTORS".


                                    RECITALS

         A. The Company and the Investors are parties to that certain Stock Purchase Agreement dated as of June 12, 1998 (the "STOCK PURCHASE AGREEMENT"), whereby the Investors agreed to purchase, and the Company agreed to sell, shares of the Company's stock pursuant to the terms and conditions set forth therein.

         B. As partial fulfillment of the Harvard Commitment of $30,000,000 (as adjusted pursuant to the Stock Purchase Agreement), Harvard now desires to purchase from the Company, and the Company desires to sell to Harvard, 16,000 shares of the Company's Class C Participating Non-Voting Preferred Stock, no par value ("CLASS C STOCK"), with the terms and conditions as set forth in the Company's Second Amended and Restated Articles of Incorporation (the "ARTICLES") for a total purchase price of $16,000,000, on the terms and conditions set forth in this Agreement.

         C. Capricorn now desires to purchase from the Company, and the Company desires to sell to Capricorn, 4,000 shares of Class C Stock for a total purchase price of $4,000,000, which amount shall be in addition to the Capricorn Commitment of $6,000,000 (as adjusted pursuant to the Stock Purchase Agreement), on the terms and conditions set forth in this Agreement.

         D. WMF desires to confirm its obligation to contribute the WMF Commitment of $8,900,000 (as adjusted pursuant to the Stock Purchase Agreement) pursuant to future requests for capital contributions and its agreement that the WMF Commitment shall neither be reduced nor increased as a result of the transactions contemplated by this Agreement.

         E. The Company will lend to WMF all of the proceeds from the sale of shares of Class C Stock pursuant to this Agreement.

         F. As a further inducement to Harvard and Capricorn to enter into this Agreement, the Company shall transfer to Harvard and Capricorn certain warrants to purchase WMF stock (the "WARRANTS") received by the Company pursuant to a Credit Agreement of even date herewith between the Company and WMF (the "WMF CREDIT AGREEMENT").

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1.       CAPITALIZED TERMS.
         -----------------

         All capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement.

2.       AGREEMENT TO PURCHASE AND SELL SHARES; SUBSCRIPTIONS.
         -----------------------------------------------------

         2.1.     HARVARD SUBSCRIPTION.

                  Subject to the terms and conditions of this Agreement, the Company agrees to sell to Harvard, and Harvard agrees to purchase from the Company, 16,000 shares of Class C Stock at a price of $1,000 per share (the "CLASS C PRICE"), for a total purchase price of $16,000,000 (the "HARVARD SUBSCRIPTION").

         2.2.     CAPRICORN SUBSCRIPTION.

                  Subject to the terms and conditions of this Agreement, the Company agrees to sell to Capricorn, and Capricorn agrees to purchase from the Company, 4,000 shares of Class C Stock at the Class C Price, for a total purchase price of $4,000,000 (the "CAPRICORN SUBSCRIPTION"). The sum of the Harvard Subscription and the Capricorn Subscription is referred to herein as the "TOTAL SUBSCRIPTION."

         2.3.     WMF COMMITMENT.

                  WMF shall not purchase any shares of the Company's capital stock pursuant to this Agreement, but WMF hereby affirms its obligation to contribute to the Company the full amount of the WMF Commitment of $8,900,000 (as adjusted pursuant to the Stock Purchase Agreement) pursuant to future requests for capital contributions under the Stock Purchase Agreement. Harvard, Capricorn and the Company agree that WMF's failure to purchase shares of capital stock pursuant to this Agreement shall not result in WMF's being considered in default under the Stock Purchase Agreement or being subject to the damage provisions set forth in Section 2.4 thereof.

         2.4.     TRANSFER OF WARRANTS; COMMITMENT FEE.

                  (a) To induce Harvard and Capricorn to enter into this Agreement, the Company hereby agrees that immediately after the execution of the WMF Credit Agreement and the Company's receipt of the Warrants from WMF, the Company shall transfer the Warrants to Harvard and Capricorn pro RATA, according to their respective Subscriptions set forth in this Article 2. Upon their receipt of the Warrants, Harvard and Capricorn agree to assume the rights, powers, privileges and obligations associated with the Warrants.

                  (b) As a further inducement to enter this Agreement, the Company shall pay to Harvard and Capricorn 50% of any amount received as a Commitment Fee pursuant to the WMF Credit Agreement. Any such payment from the Company shall be divided between Harvard and Capricorn pro rata according to their relative subscription amounts, as set forth in Sections 2.1 and 2.2 of this Agreement.

3.       CLOSING;  WMF LOAN.
         ------------------

         3.1.     CLOSING OF STOCK PURCHASES.

                  Upon the execution of this Agreement, Harvard shall purchase from the Company, and the Company shall sell to Harvard, 16,000 shares of Class C Stock, and Capricorn shall purchase from the Company, and the Company shall sell to Capricorn, 4,000 shares of Class C Stock. The conference held on the date of this Agreement is referred to as the "CLOSING."

                  At the Closing, Harvard will deliver the purchase price for the Harvard Subscription, and Capricorn will deliver the purchase price for the Capricorn Subscription, by wire transfer of immediately available funds to the account or accounts designated by the Company on SCHEDULE 3.1. Upon receipt of the funds from Harvard and Capricorn, the Company will deliver to Harvard and Capricorn (i) certificates representing the number of shares of Class C Stock to be purchased by each of them pursuant to this Agreement and (ii) the Warrants to be transferred to Harvard and Capricorn pursuant to Section 2.4 of this Agreement.

         3.2.     WMF LOAN.

                  Following the Closing, the Company shall lend the entire amount of the Total Subscription to WMF (the "WMF LOAN"), on the terms and conditions set forth in the WMF Credit Agreement.

4. FUTURE STOCK PURCHASES PURSUANT TO THE STOCK PURCHASE AGREEMENT; APPLICABILITY OF SHAREHOLDERS' AGREEMENT.
         -----------------------------------------

         4.1.     NO MODIFICATION OF COMMITMENTS.

                  (a)   The   amounts  of  the  WMF   Commitment,   the  Harvard
                        Commitment  and  Capricorn   Commitment   shall  not  be
                        modified as a result of this Agreement.

                  (b) For purposes of the Stock Purchase Agreement, the amount of the Harvard Subscription shall be deemed to be a draw against the Harvard Commitment, as though Harvard had purchased 16,000 shares of Class A Stock at the Class A Price pursuant to a Drawdown Request from the Company. When and to the extent that the Company redeems shares of Class C Stock from Harvard pursuant to Article VII.E of the Articles, the Company may redraw against the Harvard Commitment an amount equal to (A) the number of shares so repurchased from Harvard, multiplied by (B) the Redemption Price (as defined in the Articles).

                  (c) The amount of the Capricorn Subscription shall not be deemed a draw against the Capricorn Commitment.

         4.2.     FUTURE REQUESTED CONTRIBUTIONS.

                  On and after the date of this Agreement, the Company may continue to make requests for additional capital contributions from the Investors pursuant to Article 2 of the Stock Purchase Agreement. The Investors' respective Requested Contributions shall continue to be determined by dividing the total amount requested by the Company among the Investors PRO RATA according to their respective capital commitments, as set forth in Article 1 of the Stock Purchase Agreement.

         4.3.     CUMULATIVE REQUESTED CONTRIBUTIONS.

                  The cumulative Requested Contributions from each Investor contained in the Drawdown Notices delivered during the Commitment Period, plus each Investor's respective Initial Investment, shall not exceed the amount of such Investor's commitment set forth in Article 1 of the Stock Purchase Agreement, as adjusted pursuant to Sections 1.4 and 1.5 of the Stock Purchase Agreement and Section 4.1 of this Agreement.

         4.4.     APPLICABILITY OF THE SHAREHOLDERS' AGREEMENT.

                  The Company and the Investors hereby agree that the shares of Class C Stock to be purchased pursuant to this Agreement shall be subject to the rights, restrictions and obligations set forth in the Shareholders' Agreement dated June 12, 1998, among the Company and the Investors (the "SHAREHOLDERS' AGREEMENT"), as though Harvard and Capricorn had purchased shares of Class A Stock pursuant to the Stock Purchase Agreement; provided, however, that the amount of the Harvard Subscription and the Capricorn Subscription shall be excluded from all calculations necessary to determine the timing of the Interim Referendum pursuant to Section 13 of the Shareholders Agreement.

5.       CANCELLATION OF WARRANTS.
         ------------------------

         5.1.     CANCELLATION OF WARRANTS.

                  If, within the period ending 45 days after the date of this Agreement, the Company redeems shares of Class C Stock from Harvard and Capricorn pursuant to Article VII.E of the Articles, a number of Warrants shall be automatically canceled in an amount equal to (A) the total number of outstanding Warrants, less 300,000, multiplied by (B) the percentage calculated by multiplying (i) the number of shares of Class C Stock so redeemed by (ii) the Class C Price, and dividing by (iii) the amount of the Total Subscription. The Warrants shall be canceled PRO RATA according to Harvard and Capricorn's respective subscriptions set forth in Article 2 of this Agreement. Harvard and Capricorn agree to promptly tender to WMF the certificates representing the Warrants for cancellation, and WMF agrees to promptly reissue to Harvard and Capricorn certificates of like tenor representing the number of Warrants outstanding after such cancellation.

6.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

         The Company hereby represents and warrants to the Investors as follows:

         6.1.     ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business or operations.

         6.2.     CAPITALIZATION.

                  Immediately prior to the Closing, the capitalization of the Company will consist of the following:

                   (a) PREFERRED STOCK. A total of 100,000 authorized shares of Preferred Stock, no par value (the "PREFERRED STOCK"), consisting of 50,000 shares designated as "Class A Participating Preferred Stock," 2,806 of which are issued and outstanding, 1,000 shares designated as "Class B Participating Non-Voting Preferred Stock," none of which are issued and outstanding, and 25,000 shares designated as "Class C Participating Non-Voting Preferred Stock," none of which are issued and outstanding. The respective rights, preferences and privileges of the Class A Stock, Class B Stock and Class C Stock are as stated in the Articles and as provided by law.

                   (b) COMMON STOCK. A total of 25,000 authorized shares of Common Stock, no par value, 694 of which will be issued and outstanding. The rights, preferences and privileges of the Common Stock are as stated in the Articles of Incorporation and as provided by law.

         6.3.     OPTIONS, WARRANTS, RESERVED SHARES.

                  Other than pursuant to the Stock Purchase Agreement and Shareholders' Agreement, as of the date of this Agreement there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock; no shares of the Company's outstanding capital stock are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

         6.4.     SUBSIDIARIES.

                  As of the date of this Agreement, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

         6.5.     DUE AUTHORIZATION.

                  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the shares of Class C Stock to be sold under this Agreement has been taken or will be taken prior to the date of this Agreement, and this Agreement constitutes, and such other agreements, when executed, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

         6.6.     VALID ISSUANCE OF STOCK.

                   (a) The shares of Class C Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                   (b) Based in part on the representations made by the Investors in Section 7 hereof, the shares of Class C Stock (assuming no change in applicable law and no unlawful distribution of the shares of Class C Stock by Harvard or Capricorn) will be exempt from registration under the Securities Act of 1933, as amended (the "1933 ACT") and the registration and qualification requirements of the securities laws of the Commonwealths of Massachusetts and Virginia and the State of Connecticut.

         6.7.     GOVERNMENTAL CONSENTS.

                  No  consent,   approval,   order  or   authorization   of,  or
registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, EXCEPT FOR such qualifications or filings under the 1933 Act and the regulations thereunder and all other applicable securities laws of States of the United States and the corporation laws of the Commonwealth of Virginia as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the date of this Agreement and will, in the case of filings, be made within the time prescribed by law.

         6.8.     LITIGATION.

                  (a) As of the date of this Agreement, no action, proceeding or investigation is pending to which the Company is a party or to which the property of the Company is subject and no such proceedings have been threatened against the Company, nor to the Company's knowledge, is there a basis for any such proceeding.

                  (b) No action, proceeding or investigation is pending or to the Company's knowledge, threatened that questions the validity of this Agreement, the WMF Credit Agreement, the Warrants, the Stock Purchase Agreement or the Class C Stock, nor to the Company's knowledge, is there a basis for any such action, proceeding or investigation.

         6.9.     COMPLIANCE WITH LAW AND ORGANIZATIONAL DOCUMENTS.

                  (a) The Company (i) is not in violation or default of any provisions of its Articles or Bylaws, both as amended;
                        (ii) to the Company's knowledge, except for any violations that individually and in the aggregate would have no material adverse effect on the Company's business, is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties;
                        (iii) has not received any notice of any such violation of such statutes, laws, regulations or orders which has not been remedied prior to the date hereof, and (iv) to the Company's knowledge, is not in breach or default under any material agreement or contract to which the Company is a party or by which it or any of its properties are bound.

                  (b) The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby will not conflict with or constitute, with or without the passage of time or the giving of notice or both, a violation or default under the Company's Articles or Bylaws, or a breach of or default under any agreement or contract to which the Company is a party or by which it or any of its properties is bound, or result in the creation of any material lien, charge or encumbrance upon any asset of the Company, or to the Company's knowledge, a violation of any statutes, laws, regulations or orders.

7.       REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS.
         ---------------------------------------------------------------

         Each of Harvard and Capricorn represents and warrants to the Company as follows:

         7.1.     AUTHORIZATION; PRINCIPAL OFFICE.

                  This Agreement and the other documents contemplated hereby to be executed by such Investor, when executed, will constitute such Investor's valid and legally binding obligation, enforceable in accordance with its terms. Such Investor represents that it has full power and authority to enter into this Agreement. The principal business offices of Harvard and

Capricorn are located in the Commonwealth of Massachusetts and the State of Connecticut, respectively.

         7.2.     PURCHASE FOR OWN ACCOUNT.

                  The shares of the Class C Stock to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor also represents that it has not been formed for the specific purpose of acquiring the shares of the Class C Stock.

         7.3.     INVESTMENT EXPERIENCE.

                  Such Investor understands that the purchase of the shares of the Class C Stock involves substantial risk. Such Investor has experience as an investor in securities of companies in the commercial mortgage industry and in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the shares of the Class C Stock and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the shares of the Class C Stock and protecting its own interests in connection with this investment.

         7.4.     ACCREDITED INVESTOR STATUS.

                  Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act and such Investor has received a copy of the Company's Articles of Incorporation and Bylaws, the Stock Purchase Agreement, the WMF Credit Agreement and this Agreement and such other documents and agreements as it has requested and has read and understands the respective contents thereof. Such Investor has had the opportunity to ask questions of the Company and has received answers to such questions from the Company. Such Investor has carefully reviewed and evaluated these documents and understands the risks and other considerations relating to the investment.

         7.5.     RESTRICTED SECURITIES.

                  Such Investor understands that the shares of the Class C Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable rules and regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Investor understands that no public market now exists for any of the shares of the Class C Stock and that it is uncertain whether a public market will ever exist for the shares of the Class C Stock.

         7.6.     LEGENDS.

                  It is understood that the certificates evidencing the shares of the Class C Stock will bear certain legends as set forth in the Shareholders' Agreement.

         7.7.     LITIGATION.

                  There is no action, proceeding or investigation pending against such Investor, or to such Investor's knowledge, threatened that questions the validity of this Agreement, the WMF Credit Agreement, the Warrants, the Stock Purchase Agreement or the Class C Stock.

         7.8.     COMPLIANCE WITH LAW AND ORGANIZATIONAL DOCUMENTS.

                  The execution, delivery and performance by such Investor of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby will not conflict with or constitute, with or without the passage of time or the giving of notice or both, a violation or default under such Investor's organizational documents, or a breach of or default under any agreement or contract to which such Investor is a party or by which it or any of its properties is bound, or result in the creation of any material lien, charge or encumbrance upon any asset of such Investor, or to such Investor's knowledge, a violation of any statutes, laws, regulations or orders.

8.       CONDITIONS TO INVESTOR'S OBLIGATIONS AT  CLOSING.
         ------------------------------------------------

         The obligations of Harvard and Capricorn to purchase Class C Stock at the Closing are subject to the fulfillment or waiver of each of the following conditions:

         8.1.     WMF CREDIT AGREEMENT.

                  The Company and WMF shall have entered into the WMF Credit Agreement, in the form attached hereto as EXHIBIT A, and the Warrants shall have been issued to the Company.

         8.2.     SECURITIES  LAW EXEMPTIONS.

                  The offer and sale of the shares of the Class C Stock to Harvard and Capricorn pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

         8.3.     PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated herein, and all documents incident thereto, shall be reasonably satisfactory in form and substance to each Investor and to each Investor's counsel, and each Investor shall have received all such counterpart originals and certified or other copies of such documents (including customary closing certificates) as they may reasonably request.

         8.4.     OPINION OF COMPANY COUNSEL.

                  The Investors shall have received an opinion from Hunton & Williams, counsel for the Company, dated as of the applicable Closing Date, in a form substantially similar to the opinion delivered pursuant to Section 6.8 of the Stock Purchase Agreement.

9.       CONDITIONS TO THE COMPANY'S OBLIGATIONS AT  CLOSING.
         ---------------------------------------------------

         The obligations of the Company to sell to an Investor Class C Stock at the Closing are subject to the fulfillment or waiver of the following conditions:

         9.1.     WMF CREDIT AGREEMENT.

                  WMF and the Company shall have entered into the WMF Credit Agreement, in the form attached hereto as EXHIBIT A, and the Warrants shall have been issued to the Company.

         9.2.     SECURITIES LAW EXEMPTIONS.

                  The offer and sale of the shares of Class C Stock to the Harvard and Capricorn pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all other applicable state securities laws.

         9.3.     PROCEEDINGS AND DOCUMENTS.

                  All corporate  and other  proceedings  in connection  with the transactions contemplated herein and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

10.      MISCELLANEOUS.
         -------------

         10.1.    SURVIVAL.

                  The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, its counsel or the Company, as the case may be.

         10.2.    SUCCESSORS AND ASSIGNS.

                  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided that the Investors may not assign their rights or obligations hereunder without the written consent of the Company and each other Investor.

         10.3.    GOVERNING LAW.

                  This Agreement shall be governed by and construed under the internal laws of the Commonwealth of Virginia as applied to agreements among Virginia residents entered into and to be performed entirely within Virginia, without reference to principles of conflict of laws or choice of laws.

         10.4.    COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.5.    HEADINGS.

                  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         10.6.    NOTICES.

                  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or one business day after deposit with a national overnight delivery service or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for each Investor on EXHIBIT B or, in the case of the Company:

                               11601 Wilshire Boulevard, Suite 2440
                               Los Angeles, California  90025
                               Attention: Mr. Glenn A. Sonnenberg

                               with copies to:

                               Mr. Shekar Narasimhan
                               The WMF Group, Ltd.
                               1593 Spring Hill Road
                               Vienna, Virginia  22182

                               and

                               Mr. Patrick Clancy
                               Krooth & Altman
                               1850 M Street, NW
                               Washington, DC  20036

or at such other address as any Investor or the Company may designate by giving 10 days advance written notice to the other parties. A copy of every notice given pursuant to this Agreement to any of the Investors or to the Company shall also be provided to Greenwich Capital Markets, Inc., at the following addresses:

                               Greenwich Capital Markets, Inc.
                               600 Steamboat Road

                               Greenwich, Connecticut  06830
                               Attention:  Mr. Mark R. Jarrell

                               with copies to:

                               Sidley & Austin
                               875 Third Avenue
                               New York, New York  10022
                               Attention:  George Petrow, Esquire and Andrew
                                Berman, Esquire

         10.7.    NO FINDER'S FEES.

                  Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which such Investor or any of its directors, officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its directors, officers, employees or representatives is responsible.

         10.8.    ATTORNEYS' FEES.

                  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         10.9.    AMENDMENTS AND WAIVERS.

                  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

         10.10.   SEVERABILITY.

                  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         10.11.   ENTIRE AGREEMENT.

                  This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

         10.12.   FURTHER ASSURANCES.

                  From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:                               COMMERCIAL MORTGAGE INVESTMENT TRUST,
                                           a Virginia corporation

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


THE INVESTORS:                             THE WMF GROUP, LTD.,
                                           a Delaware corporation

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           HARVARD PRIVATE CAPITAL HOLDINGS,
                                           INC.,  a  Massachusetts corporation

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           CAPRICORN INVESTORS II, L.P.,
                                           a Delaware limited partnership

                                           BY CAPRICORN HOLDINGS, L.L.C.,
                                           Its General Partner

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                            STOCK PURCHASE AGREEMENT
                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

SCHEDULES

Schedule 3.1           -       Wire Transfer Instructions For Initial Closing


EXHIBITS

Exhibit A              -       Form of WMF Credit Agreement
Exhibit B              -       Addresses of the Investors

                                  SCHEDULE 3.1

                               WIRING INSTRUCTIONS
                               -------------------


Bank:             National City Bank, Kentucky

ABA:              083000056

Address:          421 West Market Street, Louisville, Kentucky

Account Name:     Commercial Mortgage Investment Trust, Inc.
                  Operating Account

Account Number:   354081469

EXHIBIT B

                           ADDRESSES OF THE INVESTORS
                           --------------------------



THE WMF GROUP, LTD.
1593 Spring Hill Road, Suite 400
Vienna, VA  22182

with copies to:

Mr. Patrick Clancy
Krooth & Altman
1850 M Street, NW
Washington, D.C.  20036

HARVARD PRIVATE CAPITAL HOLDINGS, INC.
600 Atlantic Avenue, 26th Floor
Boston, MA  02210

with copies to:

Ropes & Gray
One International Place
Boston, MA  02110
Attn:  Larry Rowe, Esquire

CAPRICORN INVESTORS II, L.P.
30 East Elm Street
Greenwich, CT  06830